Exhibit 10.1

COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”), dated as of November 18, 2024, is by and among Zhou Min Ni, Raymond Ni, Fai Lam, in his capacity as Trustee of the Irrevocable Trust for Raymond Ni, Amanda Ni, in her capacity as Trustee of each of the Irrevocable Trust for Amanda Ni, the Irrevocable Trust for Ivy Ni and the Irrevocable Trust for Tina Ni, Weihui Kwok, Yuanyuan Wu, and Maodong Xu (each, a “Stockholder Related Party,” and collectively, the “Stockholder Related Parties”), and HF Foods Group, Inc., a Delaware corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Stockholder Related Parties and the Company agree as follows:
1.Cooperation.
(a)Withdrawal of Litigation; Tolling. Reference is made to HF Foods Group, Inc. v. Maodong Xu et al., 2:21-cv-00891-RFB-BNW (D. Nev.) (the “Pending Litigation”). Promptly after the date hereof, the Company and the Stockholder Related Parties party to the Pending Litigation shall file a joint submission requesting that the Court dismiss the Pending Litigation without prejudice, with each side to bear its own attorneys’ fees and costs. The parties to this Agreement hereby agree that the running of any applicable statutes of limitations or statutes of repose, and the operation of any and all legal bars to bringing claims after a certain amount of time, including laches, waiver, or any other time-related defense, argument or claim of any kind (collectively, the “Limitations Defenses”) governing Claims that the Company has now or may have in the future arising from the events and circumstances leading to, arising from or related to the Pending Litigation, shall be stayed, tolled, and suspended until the end of the Cooperation Period (the “Tolling Provision”). The Company covenants that it shall not, during the Cooperation Period, file or otherwise commence any lawsuit or litigation to the extent such lawsuit or litigation includes any Claims that the Company asserted in the Pending Litigation based on the acts, omissions or occurrences set forth in the Company’s complaint with respect thereto; provided that the covenant of the Company set forth in this sentence shall immediately terminate in full at such time as any Stockholder Related Party or other Restricted Person (as defined below) breaches any covenant, representation or warranty applicable to such person set forth in this Agreement in any material respect. Provided that no Stockholder Related Party or other Restricted Person (as defined below) has breached any covenant, representation or warranty applicable to such person set forth in this Agreement in any material respect, at the end of the Cooperation Period, the Tolling Provision will automatically terminate in full and cease to have any effect, such that all Claims that the Company has now or may have in the future arising from the events and circumstances leading to, arising from or related to the Pending Litigation, shall be subject to any and all Limitations Defenses, as if the Tolling Provision had never been in effect.
(b)Voting of the Stockholder Related Parties’ Shares. During the Cooperation Period, each Stockholder Related Party will cause all shares of outstanding Voting Securities that such Stockholder Related Party or any of such Stockholder Related Party’s Affiliated Persons has the right to vote (or to direct the vote) as of the applicable record date for any meeting of stockholders of the Company or at any adjournments or postponements thereof or any action by written consent in lieu of a meeting (such shares, the “Subject Shares”) to be (i) present in person or by proxy for quorum purposes at such meeting of stockholders of the Company (and any adjournments or postponements thereof) and to consent in connection with any such action by written consent in lieu of a meeting, and (ii) voted in a Proportional Manner; provided, however, that notwithstanding the provisions of clause (ii) hereof, each Stockholder Related Party shall be permitted, in its discretion, to vote a greater number of Subject Shares than that required by clause (ii) hereof (w) in favor of each director nominated and recommended by the Board for election at any annual stockholder meeting held during the Cooperation Period, or, if applicable, any other meeting of stockholders of the Company during the Cooperation Period or through any such action by written consent, (x) in accordance with recommendations by the Board on all other proposals or business that may be the subject of stockholder action at such meetings or pursuant to written consent, (y) against any nominees for director that are not approved and recommended by the Board for election at any such meeting or through any such written consent, and (z) against any proposals or resolutions to remove any member of the Board, and in each case to proportionately reduce the number of Subject Shares voted in a manner other than as permitted by this proviso. Immediately prior to the cut off for voting on any proposal at a meeting of stockholders of the Company or any or at any adjournments or postponements thereof or the effectiveness of any action by written consent in lieu of a meeting, the Company shall notify the Stockholder Related Parties of the applicable calculations in the determination of Proportional Manner for such proposal and the Stockholder Related Parties shall cast all votes in accordance with this Section 2(b) prior to such cutoff.
(c)Standstill. During the Cooperation Period, each Stockholder Related Party will not, and will cause each of such Stockholder Related Party’s Affiliated Persons (all such person, together with such Stockholder Related Party, such Stockholder Related Party’s “Restricted Persons”) to not, directly or indirectly, alone or in concert with any third party, without the prior written consent, invitation, or authorization of or by the Company or the Board:
(i)(A) call or seek to call (publicly or otherwise) a meeting of the Company’s stockholders or to act by written consent (or the setting of a record date therefor), (B) seek election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (C) make or be the proponent of any stockholder proposal to the Company or the Board or any committee thereof, (D) seek the removal of any member of the Board, or (E) conduct a referendum of stockholders of the Company or engage in a “withhold” or similar campaign;
(ii)(A) engage in any “solicitation” (as such term is used in the proxy rules of the SEC but including, for the avoidance of doubt, solicitations of ten (10) or fewer stockholders which would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or (B) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;
(iii)encourage or advise any third party or assist any third party in encouraging or advising any other person (A) with respect to the giving or withholding of any proxy or consent relating to, or other authority to vote, any securities of the Company or (B) in conducting any type of referendum relating to the Company (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted under this Agreement);

(iv)form, join, encourage or participate in or act in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to any securities of the Company; provided that if and solely to the extent that such Stockholder Related Party is a member of a “group” as disclosed on any filing under Section 13(d) of the Exchange Act with respect to the Company as of the date hereof, such Stockholder Related Party may continue to participate in, and act in concert with, such group on the terms, and subject to the conditions, set forth in this Agreement;
(v)enter into a voting trust, proxy, arrangement or agreement, or subject any securities of the Company to any voting trust, proxy, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, or (B) granting proxies in solicitations approved by the Board;
(vi)sell, transfer or dispose of any Company Stock or any rights (including voting rights) or interests therein or thereto, directly or indirectly, including through pledges, grants of security interests, swaps or hedging transactions or otherwise, other than (A) sales of shares of Company Stock (1) in open market sale transactions where the identity of the purchaser is not known, or (2) in underwritten widely dispersed public offerings, or (B) transfers of shares of Company Stock by such Restricted Person in a Qualified Estate Planning Transfer, or (C) any other private transaction involving sales of shares of Company Stock, so long as the sales price exceeds the current market value of the Company Stock as of the date of the proposed transaction;
(vii)engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (regardless of when exercisable and whether conditional) with respect to any Company Stock;
(viii)make any request for any stockholder list or similar materials or other books and records of the Company or any of its subsidiaries, whether pursuant to Section 220 of the Delaware General Corporation Law or other statutory or regulatory provisions providing for stockholder access to books and records;
(ix)institute, solicit, assist or join, as a party, any litigation, arbitration, or other proceeding against or involving the Company, its Affiliates or any current or former directors or officers of the Company or any of its Affiliates (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Restricted Person from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 10, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising any statutory appraisal rights, or (E) responding to or complying with a validly issued legal process;

(x)initiate discussions regarding the Board or the Company’s management, policies, affairs, strategy or operations (including without limitation relating to any Extraordinary Transaction) with (A) any current employees of the Company, other than the current , Chief Executive Officer or General Counsel and Chief Compliance Officer, or (B) any former employees of the Company who to the Stockholder Related Parties’ knowledge departed the Company within the prior six months, in each case except as permitted in the proviso below regarding specified private communications;
(xi)make or submit any proposal for, or offer of (with or without conditions), any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, business combination, recapitalization, restructuring, reorganization, liquidation, separation, dissolution or other extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably be expected to result in or require public disclosure (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving consideration or other payment for shares or otherwise participating in any Extraordinary Transaction, in each case on the same basis as other stockholders of the Company);
(xii)make any proposal, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, with respect to (A) any change in the number, term or identity of directors or the filling of any vacancies on the Board other than as provided under Section 1 of this Agreement, (B) any change in the Company’s management, business, corporate strategy, corporate structure or capital structure, or (C) any waiver, amendment or modification to the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated Bylaws (collectively, the “Organizational Documents”);
(xiii)make or cause to be made any statement or announcement (including any statement or announcement that can reasonably be expected to become public or require public disclosure, and including any statement to any stockholder or holder of other securities of the Company, sell-side or buy-side analyst or other person) that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or damages the reputation of the Company, its Affiliates and any of its or their current or former officers, directors, or employees; provided, that the foregoing shall not restrict the ability of any Restricted Person to make factual statements (A) to comply with any subpoena or other legal, judicial or administrative process, (B) in any statement (oral or written), document, or report filed with, furnished, or otherwise provided to the SEC (as defined below) or any other governmental or regulatory (including self-regulatory) agency, or (C) to enforce or defend such person’s rights hereunder;
(xiv)acquire, effect, or offer or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, record or beneficial ownership of any securities of the Company or rights or options to acquire any securities of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to any securities of the Company, other than purchases of shares of Company Stock in open market sale transactions, or in underwritten widely dispersed public offerings;
(xv)make any disclosure, communication, announcement or statement, either publicly or in a manner reasonably likely to result in or require public disclosure, regarding any intent, purpose, place or proposal with respect to the Board, the Company, its management, policies or affairs, strategy, operations, financial results, any of its securities or assets or this Agreement, except in a manner consistent with the Press Release (as defined below) and the other provisions of this Agreement;
(xvi)enter into any negotiations, agreements (whether written or oral), arrangements, or understandings with any third party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 1(c); or
(xvii)make any request or submit any proposal to amend or waive the terms of this Section 1(c) (including this subclause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal by the Company or any of the Restricted Persons.
Nothing in this Section 1(c) will prohibit or restrict the Key Stockholder from providing his or her views privately to the Company’s, Chief Executive Officer or General Counsel and Chief Compliance Officer and, to the extent approved in writing in advance by the Company’s Chief Legal Officer, other personnel of the Company, so long as such communication could not reasonably be expected to require any public disclosure of such communications or the content thereof by the Company or any Restricted Persons.
2.Public Announcements. Promptly after the date of this Agreement or otherwise by the applicable deadline for the filing of the Schedule 13D contemplated by this sentence, the Stockholder Related Parties shall file a Schedule 13D, which shall be in form and substance reasonably acceptable to the Company and the Stockholder Related Parties. In the event that any Stockholder Related Parties shall be obligated to make filings with the SEC with respect this Agreement, the Company shall be given a reasonable opportunity to review and comment on any such filing and such Stockholder Related Party shall give good faith consideration to any comments of the Company on such filing. Any such filing shall be consistent with the terms of this Agreement.
3.Confidentiality; Insider Trading Restrictions. Each of the Stockholder Related Parties acknowledges and agrees that such Stockholder Related Party and its Affiliated Parties are aware that United States securities laws may restrict any person who has material, nonpublic information about a company from purchasing or selling any securities of such company while in possession of such information.
4.Representations and Warranties of the Company. The Company represents and warrants to the Stockholder Related Parties as follows:

(a)the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement;
(b)this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and
(c)the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
5.Representations and Warranties of the Stockholder Related Parties. Each Stockholder Related Party represents and warrants to the Company as follows:
(a)such Stockholder Related Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement;
(b)this Agreement has been duly and validly authorized, executed, and delivered by such Stockholder Related Party, constitutes a valid and binding obligation and agreement of such Stockholder Related Party and is enforceable against such Stockholder Related Party in accordance with its terms;
(c)the execution, delivery and performance of this Agreement by such Stockholder Related Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Stockholder Related Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any applicable organizational document, agreement, contract, commitment, understanding or arrangement to which such Stockholder Related Party is a party or by which it is bound;
(d)such Stockholder Related Party beneficially owns all right, title and interest in and to the shares of Company Stock set forth opposite such Stockholder Related Party’s name on Exhibit A;
(e)except as set forth opposite such Stockholder Related Party’s name on Exhibit A, such Stockholder Related Party, individually or in the aggregate with such Stockholder Related Party’s Affiliated Persons, does not have any other beneficial ownership of, or economic exposure to, any shares of Company Stock, nor does it currently have, or have any right to acquire, beneficial ownership of, or economic exposure to, any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates); and

(f)such Stockholder Related Party (i) is not a participant or member of, is not acting in concert with, and has not formed, joined, encouraged or participated in or acted in concert with, any “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any securities of the Company and (ii) does not have, is not party and is not bound by any agreement, arrangement or understanding (whether or not in writing) with respect to the voting, holding, acquisition or disposition of any securities of the Company (including Company Stock), except in the case of clauses (i) and (ii) as expressly disclosed by such Stockholder Related Party in a filing on Schedule 13D under the Exchange Act on the Company prior to the date of this Agreement.
6.Definitions. For purposes of this Agreement:
(a)the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that none of the Company or its Affiliates or Representatives, on the one hand, and the Stockholder Related Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; and provided further that with respect to Maodong Xu, the term “Affiliate” shall include Fresh2 Group Limited, a company incorporated under the laws of the British Virgin Islands (Nasdaq: FRES), and its Affiliates and subsidiaries;
(b)the term “Affiliated Person” means, with respect to any Stockholder Related Party, (i) any Associate of such Stockholder Related Party, (ii) any Affiliate of such Stockholder Related Party or any of such Stockholder Related Parties’ Associates, and (iii) any Representatives of any of the foregoing;
(c)the term “Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that none of the Company or its Affiliates or Representatives, on the one hand, and the Stockholder Related Parties and their Affiliates, Associates or Representatives, on the other hand, shall be deemed to be “Associates” with respect to the other for purposes of this Agreement; and provided further that with respect to Maodong Xu, the term “Associate” shall include Haohan Xu;
(d)the terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person will also be deemed to be the beneficial owner of all shares of the Company’s capital stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of the Company’s capital stock which such person or any of such person’s Affiliated Persons has or shares the right to vote or dispose or acquire, either directly or indirectly pursuant to any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional;
(e)the term “Claims” means any and all manner of claims, demands, actions, causes of action, suits, damages, punitive or exemplary damages, liabilities, judgments, debts, injunctive relief, claims over, accounts, warranties, liens, attorneys’ fees, costs or expenses, whether based in contract law, tort law, equity, statute, regulation, or otherwise, whether state, federal, or local, known or unknown or asserted or unasserted;
(f)the term “Company Stock” means Common Stock, $0.0001 par value per share, of the Company.

(g)The term “Cooperation Period” means the period starting on the date of this Agreement and ending on the date that is sixty (60) calendar days after the 2025 annual meeting of stockholders of the Company;
(h)The term “Disinterested Shares” means all shares of outstanding Company Stock other than any such shares directly or indirectly beneficially owned by any Stockholder Related Party or any of such Stockholder Related Party’s Affiliated Persons.
(i)“Independent” means that such person qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors;
(j)“Key Stockholder” means Fai Lam, as the trustee of the Irrevocable Trust of Raymond Ni.
(k)the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;
(l)the term “Proportional Manner” means, with respect to any proposal at any meeting of stockholders of the Company (and any adjournments or postponements thereof) or any proposal included in an action by written consent in lieu of a meeting, the voting of all Subject Shares in a manner that would result in the total votes associated with such Subject Shares being allocated to (1) voting in favor of such proposal, (2) voting against such proposal, and (3) voting to abstain from such proposal, in the same percentages that the vote of the Disinterested Stockholders entitled to vote on such proposal and voting thereon (excluding for all purposes of this definition shares subject to broker non-votes) shall have voted in favor of, voted against and abstained from voting on such proposal.
(m)the term “Qualified Estate Planning Transfer” means a transfer by a Restricted Person who is an individual of shares of Company Stock made for bona fide estate planning purposes, either during such Restricted Person’s lifetime or on death by will or intestacy to such Restricted Person’s spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Restricted Person (or such person’s spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the Board, or any custodian or trustee of any trust, partnership, limited liability company or other corporate entity for the benefit of, or the ownership interests of which are owned wholly by such Restricted Person or any such family members; provided that, as a condition to any transfer of shares of Company Stock qualifying as a Qualified Estate Planning Transfer, the Restricted Person seeking to transfer such shares shall deliver prior written notice to the Company of such transfer and such shares of Company Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder Related Party or Restricted Person thereof (but only with respect to the securities so transferred to the transferee);
(n)the term “Representatives” means a party’s directors, principals, members, general partners, managers, officers, employees, agents, and other representatives;
(o)the term “SEC” means the U.S. Securities and Exchange Commission;

(p)the term “third party” means, with respect to any Stockholder Related Party, any other person, including any of such Stockholder Related Party’s other Restricted Persons, any other Stockholder Related Party or any other Stockholder Related Party’s Restricted Persons; and
(q)the term “Voting Securities” means the Company Stock and any other Company securities entitled to vote in the election of directors.
7.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below, and receipt of such email is acknowledged, (b) given by a nationally recognized overnight carrier, one (1) business day after being sent, or (c) if given by any other means, when actually received during normal business hours at the address specified in this Section 7 or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section 7:
if to the Company:
HF Foods Group, Inc.
6325 South Rainbow Boulevard, Suite 420
Las Vegas, Nevada 89118
United States
Attention: General Counsel and Chief Compliance Officer
Email: christinechang@hffoodsgroup.com

with a copy to:

Arnold & Porter Kaye Scholer LLP
3 Embarcadero Plaza, 10th Floor
San Francisco, California 94111
Attention: Benjamin Fackler
Christopher Peterson
Aaron Miner
Email:    ben.fackler@arnoldporter.com
    christopher.peterson@arnoldporter.com
    aaron.miner@arnoldporter.com
if to the Stockholder Related Parties or Key Stockholder, as applicable, to such persons at the addresses set forth on the signature page hereto below such Stockholder Related Parties’ signatures, with a copy to:
Sklar Williams PLLC
410 South Rampart Boulevard, Suite 350
Las Vegas, Nevada 89145
Attention: Stephen R. Hackett
Email: shackett@sklar-law.com
8.Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs or expenses.
9.Specific Performance; Remedies; Venue.

(a)The Company and the Stockholder Related Parties acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Stockholder Related Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH STOCKHOLDER PARTY AGREES (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
(b)The Company and each Stockholder Related Party (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the federal or state courts located in Las Vegas, Nevada, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such courts, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.
(c)EACH PARTY ACKNOLWEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLIACTED AND DIFFICULT ISSUES AND, THERE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

11.Termination. This Agreement will terminate on the expiry of the Cooperation Period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 1(a), 6, 7, 8, 9, 10, 11, 12, 13 (solely with respect to provisions that survive termination of this Agreement), 14, 15, 16, 17 and 18 hereof shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.
12.Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement.
13.Affiliated Persons. Each of the Stockholder Related Parties agrees that it will cause each of such Stockholder Related Party’s Affiliated Persons to comply with the terms of this Agreement as if such Affiliated Person were a party hereto together with such Stockholder Related Party.
14.Other Covenants of the Stockholder Related Parties.
(a)Each Stockholder Related Party agrees to comply in a timely manner with all applicable requirements, and file with the SEC in a timely manner all reports and other documents required of such Stockholder Related Party, in each case under federal and state securities laws, including the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Exchange Act.
(b)Each Key Stockholder Related Party agrees to provide customary certifications to the Company and/or its independent auditor concerning related party transactions involving the Company for financial reporting and disclosure purposes if and as reasonably requested by the Company.
15.No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and the Stockholder Related Parties and is not enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void.
16.No Waiver. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.
17.Entire Understanding; Amendment. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement and the Confidentiality Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Stockholder Related Parties.
18.Interpretation and Construction. The Company and each Stockholder Related Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Stockholder Related Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date of this Agreement.
STOCKHOLDER RELATED PARTIES

Name:
Address:
Email:

Name:
Address:
Email:

Name:
Address:
Email:

THE COMPANY
HF FOODS GROUP INC.

By:
Name:
Title:

Exhibit A
Beneficial Ownership of Stockholder Related Parties

[TO BE PROVIDED]